UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

January 25, 2016

Date of Report (Date of Earliest Event Reported)

Phoenix Life Sciences International Limited.

(Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3000 Lawrence Street Denver, CO 80205 1.720.699.7222 or Investor relations +1.888.717.5655

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

PHOENIX LIFE SCIENCE INTERNATIONAL LIMITED

Form 8-K

Current Report

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On or about January 25, 2016, the Company entered into an Amendment No. 1 to Convertible Promissory Note, whereby the $1,200,000 Promissory Note executed by and between the Company and CV Sciences, Inc. (FKA CannaVest Corp. and referred to herein as “CVS”) dated December 23, 2014 (the “Note”), whereby the Company and CVS agreed to terminate the Note upon the Company’s return of 5 containers of raw hemp oil to CVS.

On or about June 1, 2016, the Company returned the entirety of the raw hemp oil to CVS, and the Note and all rights and obligations thereunder were deemed fully satisfied.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Life Science International Limited
Date: September 21, 2018	By:	/s/ Lewis Humer
Lewis Humer
Chief Executive Officer